June 25, 2003

New York, NY

Regency Affiliates ("Regency" or the "Company") is pleased to announce that it has been informed by Security Land & Development Company Limited Partnership ("Security Land") that the refinancing of Security Land's property at 1500 Woodlawn Drive , Woodlawn, Maryland closed on June 24, 2003. The property is a two story office building and connected six story tower totaling approximately 717,000 square feet occupied by the Social Security Administration of the United States Government.

US SSA LLC (a single purpose entity owned by Security Land) borrowed $98,500,000 through a public debt issue underwritten by CTL Capital, LLC. Proceeds of the refinancing were used to repay the outstanding balance of Security Land's 1994 indebtedness, to establish reserves to make capital improvements to the property, to provide reserves required by the new debt, to pay costs and expenses related to issuing the debt, to pay fees related to the lease extension with the GSA and the financing, and to make a distribution to the partners of Security Land. The debt is for a term of 15.3 years maturing October 31, 2018 at which time the loan will have been paid down to a balance of $10,000,000. Security Land was also successful in obtaining residual value insurance for approximately $10,000,000. The interest cost of the financing is 4.63%. The financing is non-recourse to Regency.

Regency received approximately $41,000,000 from the Security Land distribution. In addition, under the terms of the Security Land partnership agreement, Regency is entitled to (i) 95% of Security Land's distributions of cash flow until Regency has received $2,000,000 of such distributions, and thereafter 50% of such distributions, (ii) a $180,000 annual management fee commencing after Regency has received $2,000,000 of cash flow distributions and (iii) a 50% interest in all other distributions from Security Land. The foregoing percentages are inclusive of Regency's interest as a limited partner in 1500 Woodlawn Limited Partnership, the general partner of Security Land ("1500 Woodlawn").

In connection with the Security Land refinancing and distribution, Regency was required to repay its KBC Bank loan. The payoff amount was approximately $14,125,000, which included a release fee and make-whole premium.

Laurence S. Levy, Regency's Chairman, President and CEO said "We are extremely pleased to announce the refinancing of the Security Land property. We have worked very hard with Security Land's General Partner to maximize the value of this investment to Regency's shareholders. Regency's balance sheet is very strong as a result of the Security Land refinancing and distribution. Regency management looks forward to continuing its efforts to maximize shareholder value."

Inquiries: Laurence S. Levy
           Regency Affiliates, Inc. President and Chief Executive Officer
           (212) 644-3450

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CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that Regency or its management expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated. Future events, actual results of performance, financial or otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Regency undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this press release does not constitute an admission by Regency or any other person that the events or circumstances described in such statement are material.